Exhibit 10.1

Robinson Road P. O. Box 2388 Singapore 904388
corporate and investment banking

Citibank, N.A., Singapore Branch

Commercial Banking Group

3 Temasek Avenue

#17-00 Centennial Tower

Singapore 039190

Tel (65) 6328-5862

Fax (65) 6328-5887

7 June 2006

Kulicke & Soffa Global Holding Corporation

Unit Level 13(E), Main Office Tower

Financial Park Labuan, Jalan Merdeka

87000, Federal Territory of Labuan

Malaysia

c/o 6 Serangoon North Avenue 5

#03-16

Singapore 554910

Attention: Mr Darren Crompton

Kulicke & Soffa (S.E.A.) Pte. Ltd.

6 Serangoon North Avenue 5

#03-16

Singapore 554910

Attention: Ms Ho Siew Foong

Dear Ms Ho

CREDIT FACILITIES

Citibank, N.A., Singapore Branch (“Bank”) is pleased to advise that it is willing to make available the following Credit Facilities (as defined below) to Kulicke & Soffa Global Holding Corporation (“GHC”) and Kulicke & Soffa (S.E.A.) Pte. Ltd. (“K&S”) (collectively the “Customers” or “you” and individually a “Customer”), subject to the terms and conditions set out below. This letter of offer (the “Facility Letter”) supersedes and replaces in its entirety the original offer letter dated 5 May 2006 from the Bank to the Customers and countersigned and returned to the Bank by the Customers.

1.	CREDIT FACILITIES – TYPE AND LIMITS

Banker’s Guarantee/Standby Letter of Credit: For issuing customs and other non-shipping guarantees and/or standby letters of credit with a tenor/validity period not exceeding 2 years (including claim period), and with a maximum aggregate face value of up to US$20,000,000 (the “Credit Facilities”). The Customers shall execute the Bank’s standard forms and the terms thereof shall apply to the Credit Facilities.

2.	PURPOSE OF THE CREDIT FACILITIES

For issuance of Banker’s Guarantee and/or Standby Letter of Credit in favour of AGR and/or The Bank of Nova Scotia covering the sale and supply of gold metal in any of its physical forms to be used for the Customers’ business operations.

Organised under the laws of U.S.A. with Limited Liability	Citibank N.A., Singapore Branch

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3.	INTEREST AND COMMISSIONS

Commission is payable by the Customers on the issuance date of the Banker’s Guarantee/Standby Letter of Credit in immediately available funds and calculated at 0.9% per annum on the face value of the issued Banker’s Guarantee/Standby Letter of Credit.

4.	SECURITY AND/OR SUPPORT

The Credit Facilities and all other liabilities of the Customers under the Finance Documents shall be secured and/or supported by the following:

(a)	a debenture to be executed by K&S in favour of the Bank (the “K&S Debenture”) incorporating fixed charges and floating charges and assignment over all the assets and undertakings of K&S, including, without limitation, its:

(i)	real property;

(ii)	chattels and inventory;

(iii)	all items of plant, equipment and machinery;

(iv)	securities;

(v)	intellectual property;

(vi)	contractual rights under agreements where K&S is a party thereto;

(vii)	bank accounts; and

(viii)	receivables (including, without limitation, those arising from any of K&S’s contracts for the sale of Gold Wire Products governed by Pennsylvania law);

(b)	an assignment of those of K&S’s Gold Contracts and Gold Receivables governed by Pennsylvania law, executed by K&S in favour of the Bank, and in form and substance satisfactory to the Bank (the “K&S Assignment of Gold Contracts and Gold Receivables”);

(c)	a charge over the assets of GHC in respect of its Gold Wire Business, executed by GHC in favour of the Bank, and in form and substance satisfactory to the Bank (the “GHC Charge over Gold Wire Assets”);

(d)	an assignment of the GHC Gold Contracts and Gold Receivables governed by Pennsylvanian law, executed by GHC in favour of the Bank, and in form and substance satisfactory to the Bank (the “GHC Assignment of Gold Contracts and Gold Receivables (I)”), and the Customers shall ensure that the governing law of the terms and conditions of sale of Gold Wire Products, as posted on the website of KSI/the Customers, shall be changed to Malaysian law, and that thereafter all sales by the Customers of Gold Wire Products, except as provided otherwise in this Facility Letter, shall be governed by Malaysian law;

(e)	an assignment of those of GHC’s Gold Contracts and Gold Receivables governed by Malaysian law, executed by GHC in favour of the Bank, and in form and substance satisfactory to the Bank (the “GHC Assignment of Gold Contracts and Gold Receivables (II)”);

(f)	an assignment of those of GHC’s Gold Contracts and Gold Receivables not otherwise assigned under the GHC Assignment of Gold Contracts and Gold Receivables (I) and the GHC Assignment of Gold Contracts and Gold Receivables (II), executed by GHC in favour of the Bank, and in form and substance satisfactory to the Bank (the “GHC Assignment of Gold Contracts and Gold Receivables (III)”);

(g)	a charge over certain bank accounts of GHC with the Bank executed by GHC in favour of the Bank, and in form and substance satisfactory to the Bank (the “GHC Charge over Accounts”);

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(h)	an assignment of insurances taken or to be taken up by GHC in respect of its Gold Wire Business, executed by GHC in favour of the Bank, and in form and substance satisfactory to the Bank (the “GHC Assignment of Insurances”);

(i)	an assignment of the AGR Contract executed by the Customers in favour of the Bank, and in form and substance satisfactory to the Bank (the “Assignment of AGR Contract”);

(j)	an assignment of certain receivables of KSI executed by KSI in favour of favour of the Bank, and in form and substance satisfactory to the Bank (the “KSI Assignment of Receivables”); and

(k)	a charge over certain bank account(s) of KSI with the Bank, executed by KSI in favour of the Bank, and in form and substance satisfactory to the Bank (the “KSI Charge over Accounts”).

The above documents shall be collectively referred to as the “Security Documents”.

Foreign Exchange

The above security shall also secure any exposure under any foreign exchange facility which may be made available to the Customers by the Bank under the Foreign Exchange Documents.

5.	CONDITIONS PRECEDENT

The Credit Facilities shall be made available to the Customers after the Customers have delivered to the Bank the following documents, all to be in form and substance satisfactory to the Bank:

(a)	a copy of the Certificate of Incorporation and Memorandum and Articles of Association of each Customer, as amended up to the date hereof, certified true by a Director or the Secretary;

(b)	from each Customer, a certified true copy of its Board of Directors’ resolutions and its Shareholders’ resolution authorising the acceptance and execution of this Facility Letter, the AGR Contract and the relevant Finance Documents by the signatories thereto;

(c)	from each Customer, a certified true copy of a list of its directors and shareholders (and their respective shareholdings) and a certified true copy of the specimen signatures of the person(s) authorised by such Customer in the resolutions referred to in paragraph (b) above to execute the Facility Letter, the AGR Contract and the relevant Finance Documents;

(d)	in relation to KSI, each of the documents referred to in paragraphs 5(a) to (c) above;

(e)	an original counterpart of this Facility Letter and the Bank’s standard forms in relation to the Credit Facilities duly executed by the Customers;

(f)	a certified true copy of the AGR Contract, duly executed by all the parties thereto;

(g)	the Security Documents executed in form and substance satisfactory to the Bank, together with all consents, notices, acknowledgements and other documents or evidence required thereunder, including without limitation, the notice to, and acknowledgement from KSI pursuant to the GHC Assignment of Gold Contracts and Gold Receivables (I);

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(h)	the account opening forms duly completed by the Customers and KSI;

(i)	evidence that each of the Customers has taken out insurance contracts with reputable insurance companies acceptable to the Bank to insure and keep insured the assets charged or assigned to the Bank by way of security against loss or damage and such other risks and contingencies as the Bank may reasonably request and the Bank has been named loss payee under each of such insurance contracts;

(j)	payment of stamp duties (if required) to the tax authorities of the relevant jurisdictions in respect of the execution of the Finance Documents;

(k)	in relation to GHC only, certified true copies of:

(i)	its return of allotment of shares; and

(ii)	its return giving particulars of directors and secretaries and changes of particulars;

(l)	evidence that all authorisations have been obtained and that all necessary filing, registrations and other formalities have been or will be completed in order to ensure that the Security Documents are valid and enforceable and to preserve the Bank’s priority under the Security Documents;

(m)	release of security granted by Natexis Banques Populaires, Singapore Branch (in its capacity as security agent for the lenders) in favour of K&S pursuant to a guarantee issuance facility agreement dated 21 June 2004 entered into by K&S, in form and substance satisfactory to the Bank;

(n)	evidence of payment of all fees and expenses then due and payable to the Bank including (without limitation) payment of all legal fees and expenses;

(o)	written confirmation of the appointment of process agent by GHC and KSI in relation to those Finance Documents under which they are required to appoint process agent;

(p)	a certified true copy of the terms and conditions governing the sale of Gold Wire Products made by GHC, KSI and K&S respectively;

(q)	satisfactory legal opinions covering matters of Singapore law, Malaysian law, Australian law, the laws of the State of New York, USA, the laws of the State of Pennsylvania, USA and such other laws relating to this transaction as the Bank may request, confirming, amongst others, the following, in relation to each of the Customers and KSI, that:

(i)	it is properly incorporated;

(ii)	(where relevant) it has the capacity to borrow money/accept the Credit Facilities (and to pledge, charge or give the relevant security);

(iii)	the authorized signatories have the authority to execute, where relevant, this Facility Letter and the relevant Finance Documents to which it is a party;

(iv)	the directors’ resolution/power of attorney or other forms of mandate provided to the Bank properly authorise the directors to, where relevant, borrow money/accept the Credit Facilities and to execute the Finance Documents are valid;

(v)	the Finance Documents are valid and enforceable by the Bank; and

(vi)	all necessary steps have been taken to ensure that the security created under the Security Documents is perfected at law and to secure the priority of the pledge, charge, security over other creditors;

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(r)	a written undertaking, in form and substance satisfactory to the Bank, from each of K&S and Mufler Feindranht AG, to segregate and keep segregated in an identified location notified to the Bank, the gold which GHC provides to them for processing under the contract manufacturing services agreements (the “GHC Gold”) from gold owned by other parties such that the GHC Gold is clearly identifiable as falling within the terms of the GHC Charge over Gold Wire Assets, and to confirm to the Bank that each of K&S and Muller Feindranht AG have not acquired and will not acquire any interest or other rights in the GHC Gold;

(s)	evidence that each of K&S, GHC and KSI has given written notices to all of its purchasers/ customers instructing them to make all payments in respect of all Gold Contracts entered into or to be entered into with them into the respective account of K&S, GHC and KSI (as the case may be) with the Bank which are charged to the Bank pursuant to the Debenture, the GHC Charge over Accounts and KSI Charge over Accounts (as the case may be);

(t)	a certified true copy of the formal purchase agreement entered into between KSI and GHC in relation to their arrangement with respect to the sale of Gold Wire Products;

(u)	evidence that the governing law of the terms and conditions of sale of the Gold Wire Products by the Customers, as posted on the website of KSI/the Customers has been changed from Pennsylvanian law to Malaysian law;

(v)	certified true copies of the contract manufacturing services agreements entered into between (i) GHC and K&S and (ii) GHC and Muller Feindranht AG;

(w)	a certified true copy of the written confirmation from Zaid Ibrahim & Co. to the Customers, confirming that the change in the governing law of the terms and conditions of sale of Gold Wire Products by the Customers, as posted on the website of KSI/the Customers from Pennsylvanian law to Malaysian law, and the terms and conditions of such sale under Malaysian law, are appropriate under Malaysian law; and

(x)	such other documents as may be required by the Bank.

6.	OTHER TERMS AND CONDITIONS

(a)	General Terms and Conditions Incorporated by Reference

A copy of the General Terms and Conditions is enclosed for your reference and retention.

This Facility Letter shall be read together with, and be subject to, the terms and conditions set out in the General Terms and Conditions, as the same may be amended, modified or supplemented from time to time, which terms and conditions shall be incorporated herein by reference. Save as provided in paragraph 6(e), in the event of any conflict or inconsistency between the terms of this Facility Letter and the General Terms and Conditions, the terms of this Facility Letter shall prevail to the extent of such conflict or inconsistency.

(b)	Review and Repayment on Demand and Provision of Cash Collateral

The Credit Facilities are granted to the Customers on an uncommitted basis and are repayable on demand. Accordingly, these Credit Facilities are subject to the Bank’s periodic review and the terms thereof may be modified, or the Credit Facilities terminated (in whole or in part), at the Bank’s sole discretion without prior notice. In the event any demand for repayment is made or the Bank notifies you that the Credit Facilities are terminated, you shall forthwith:

(i)	repay all amounts outstanding to the Bank under the Finance Documents, including all interest accrued thereon and any broken funding costs and other costs and expenses incurred by the Bank; and

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(ii)	pay to the Bank, to the credit of an account to be opened for that purpose by the Bank, cash collateral in an amount equal to the full face value of any undrawn or contingent liability of the Bank in respect of any Standby Letter of Credit, Banker’s Guarantee or any other instruments issued or purchased or drafts accepted by the Bank under the Credit Facilities, as at the date of such demand, but not yet matured or presented.

The Bank also has a right to enforce any and all the security created under and pursuant to the Security Documents. Any undrawn or unutilized portion of the Credit Facilities may be cancelled by the Bank at any time at its sole discretion.

(c)	Lending of Singapore Dollar to non-resident financial institutions – MAS 757

Where the borrower is a non-resident financial institution (as defined in MAS 757): in connection with the Bank extending Singapore Dollar credit facilities to the Customers under this Facility Letter, each Customer understands the Singapore Dollar lending restrictions under the MAS 757 guidelines and each Customer hereby represents, warrants and undertakes to the Bank that (a) the Singapore Dollar proceeds will not be used for speculation against the Singapore Dollar exchange rate, and (b) where the Singapore Dollar proceeds are to be used outside Singapore, the Customer will convert or swap the Singapore Dollar proceeds into foreign currency upon draw-down unless the exception in MAS 757 applies.

(d)	Negative Pledge

Each of the Customers undertakes that so long as the Credit Facilities (or any part thereof) remain available or any monies or obligations are outstanding under the Facility Letter, each of the Customers will not at any time, create or permit to subsist any debenture, equitable or legal mortgage, fixed or floating charge, pledge, encumbrance or other security interest on or over any of its assets nor assign by way of sale or otherwise the Customer’s book or other debts or securities whatsoever and wheresoever both present and future in favour of any person, firm or company other than the Bank without obtaining the Bank’s prior written consent (such consent not to be unreasonably withheld), save for any debenture, equitable or legal mortgage, fixed or floating charge, pledge, encumbrance or other security interest existing at the date of this Facility Letter and which have been notified to the Bank in writing, and liens arising by operation of law or in the ordinary course of business.

(e)	Ownership of Customer

Clause 14 of the General Terms and Conditions is hereby amended by inserting a new paragraph (q) as follows:

“; or

(q) any existing shareholder (as at the date of this Facility Letter) of the Customer divests of all or any part of its/his shareholding (other than a divestment to another Subsidiary of KSI or to KSI with the prior written consent of the Bank), direct or indirect, in any Customer.”

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(f)	Matters Relating to Gold Contracts

Each of the Customers undertakes that so long as the Credit Facilities (or any part thereof) remain available or any monies or obligations are outstanding under the Facility Letter, it will:

(i)	ensure that all the Gold Contracts entered into by it after the date of this Facility Letter and all the terms and conditions of sale of the Gold Wire Products thereunder will be governed by Malaysian law (other than those Gold Contracts entered into by GHC with STMicroelectronics N.V. and its group of companies and Advanced Semiconductor Engineering, Inc. and its group of companies, which will be governed by Pennsylvanian law) and no changes whatsoever will be made to such governing law, except with the prior written consent of the Bank; and

(ii)	ensure that KSI will not change the governing law of any of its Gold Contracts and the terms and conditions of sale of the Gold Wire Products from Pennsylvanian law, except with the prior written consent of the Bank.

(g)	Joint and Several Liability

The liability of each Customer shall be joint and several and all covenants, agreements, undertakings, indemnities, stipulations, terms, conditions, instructions, and other provisions made, given or represented in this Facility Letter and other related transaction documents by any Customer shall be deemed to be made, given or represented by and be binding on all the Customers jointly and severally.

7.	SPECIAL CONDITIONS

(a)	A penalty fee of 0.5% of the Credit Facilities amount will be levied in the event the said facilities are accepted but not drawn or utilised by July 31, 2006.

(b)	Under the laws of each of the Customers’ jurisdiction of incorporation in force at the date hereof, the claims of the Bank against each of the Customers under this Facility Letter will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

(c)	The format and beneficiary of each Banker’s Guarantee/Standby Letter of Credit issuance must be approved by the Bank.

(d)	No dividend payments may be declared by the Customers without the prior written consent of the Bank.

(e)	The Tangible Net Worth of K&S shall be not less than US$36,000,000 at all times. For this purpose, “Tangible Net Worth” shall mean all equity, including preferred stock, common stock, paid-in capital, retained earnings, cumulative translation adjustment and treasury stock less goodwill, intangible assets and loans extended to subsidiaries, related and/or third parties. The Tangible Net Worth of K&S shall be tested every six months by reference to K&S’s financial statements required to be delivered to the Bank under paragraph 7(i) below.

(f)	Each Customer shall ensure that its Debt/EBITDA ratio, on an unconsolidated and a consolidated basis, shall not exceed 4:1 at all times. The Debt/EBITDA ratio shall be tested on a half-yearly basis by reference to the relevant financial statements and information required to be delivered to the Bank under paragraph 7(i) below.

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(g)	All payments to and receipts from all of Customers’ suppliers and purchasers are to be withdrawn from and deposited into the relevant Charged Accounts.

(h)	K&S and Muller Feindranht AG are to be the exclusive contract manufacturers for GHC. All sales of the Gold Wire Products processed/manufactured by K&S and Muller Feindranht AG on behalf of GHC must be carried out by GHC.

(i)	Each Customer shall submit its audited accounts to the Bank within 6 months of each financial year closing and management accounts on a semi-annual basis within 3 months of close of period. In the event of any material adverse change from the management accounts submitted, the Bank reserves the right to cancel, reduce, modify or restructure the Credit Facilities at its sole discretion.

(j)	Customers shall submit the audited accounts of Muller Feindranht AG within 6 months of each financial year end of Muller Feindranht AG.

(k)	Each Customer shall submit to the Bank, by no later than 5 Business Days after the beginning of each month, a monthly report on the Gold delivered from AGR to it during the previous month under the AGR Contract.

(l)	Each Customer shall submit its inventory report to the Bank on a daily basis, setting out, amongst others, the total amount of its inventory, the breakdown of those inventories held by Muller Feindranht AG and K&S respectively and the details of those sales on a consignment and non-consignment basis.

(m)	GHC shall submit to the Bank, by no later than 5 Business Days after the beginning of each month, a report of the outgoing shipments of Gold during the previous month to each of Muller Feindranht AG and K&S for the Gold to be processed pursuant to the contract manufacturing services agreements.

(n)	GHC shall submit to the Bank, no later than 5 Business Days after the beginning of each month, reports from each of Muller Feindranht and K&S, in form and substance satisfactory to the Bank, setting out in reasonable detail the Gold Wire Products it has processed/manufactured for GHC and the value of such Gold Wire Products sold.

(o)	Each Customer shall provide to the Bank, by no later than the last business day of each of its and KSl’s calendar quarter, an updated list of its and KSI’s purchasers for the Gold Wire Products, and if requested by the Bank, such other information in relation to such purchasers.

(p)	Each Customer shall conduct a stock-take on a semi-annual basis, and submit to the Bank its stock-take report, from an auditor acceptable to the Bank, no later than 1 month after the completion of each such stock-take.

(q)	Each Customer shall, no later than 5 Business Days after the beginning of each month, submit its receivables aging list to the Bank.

(r)	No sale of the fixed assets of any of the Customers or change in management control over the operations of any of the Customers may be carried out without the prior written consent of the Bank.

(s)

The Customers must ensure that all their receivables and all of KSI’s receivables, in each case, arising from the sale of Gold Wire Products and under or in connection with the Gold Contracts, are to be credited into the respective accounts maintained by the Customers and KSI with, and charged to, the Bank (together, the “Charged Accounts”). The Bank is irrevocably and unconditionally authorised to operate the Charged Accounts and to utilize the credit balances towards repayment of the loan

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principal, interest, fees, commission, related expenses and all out-of-pocket expenses incurred by the Bank. The Customers shall at all times maintain (without double counting) a trade receivables level of not less than 150% of the aggregate face value of all the Standby Letters of Credit and Banker’s Guarantees issued under the Credit Facilities (the “Receivables Coverage Ratio”). Withdrawals may be made from the Charged Accounts provided that (i) the Receivables Coverage Ratio is maintained; and (ii) no Termination Event has occurred or would occur as a result of such withdrawal.

(t)	If the Bank determines that the trade receivables level falls below 150% of the aggregate face value of all the Standby Letters of Credit and Banker’s Guarantees issued under the Credit Facilities, the Bank will notify the Customers of this and the Customers shall immediately after receiving such notification from the Bank, deposit, or procure the deposit, of an amount in US Dollars equal to the shortfall amount calculated based on the formula below, into the relevant Charged Accounts as directed by the Bank to ensure that the Receivables Coverage Ratio is maintained to the satisfaction of the Bank. For the avoidance of doubt, any failure by the Customers to so comply will constitute a Termination Event.

X = A - (B / 1.5)

where,

X = shortfall amount

A = US$20,000,000

B = total amount of receivables (in US Dollars) as shown the receivables aging list submitted to the Bank pursuant to paragraph 7(q) above (but for the avoidance of doubt shall exclude any receivables which have been received and paid into the relevant Charged Accounts).

The Bank shall place the shortfall amount into a fixed deposit and no withdrawal shall be made in respect of such shortfall amount unless the Bank determines based on the receivables aging list submitted to the Bank pursuant to paragraph 7(q) above in the immediately succeeding month, that the Receivables Coverage Ratio is maintained, whereupon, the Bank shall release the shortfall amount into the relevant Charged Accounts for the same to be dealt with in accordance with paragraph 7(s).

(u)	The Customers undertake to ensure that their invoicing and the invoicing of KSI in respect of the sale of Gold Wire Products to their respective clients must be separate from the invoicing for the sale of other products or services. If any sale is effected on consignment terms, the sales contract must contain appropriate clauses to reserve the title of the Gold Wire Product consigned to such client until full payment of the Gold Wire Product is made.

(v)	K&S is required to insure all of its fixed assets and inventory under an All Risks Insurance Policy. GHC is required to insure all of its fixed assets and inventory in relation to or in connection with its Gold Wire Business under an All Risks Insurance Policy. The insurance policies must be from an insurer acceptable to the Bank and shall be taken in the joint name of the owner(s) of the assets and the Bank, with the Bank as the chargee and loss payee for not less than US$20,000,000.

(w)	The Customers shall provide to the Bank certified true copies of all existing and future agreements and/or contracts in relation to the processing, refining, or manufacturing services in respect of Gold provided to GHC and/or K&S.

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(x)	If K&S and/or GHC enters into a gold supply contract with The Bank of Nova Scotia in similar form and substance to the AGR Contract and the obligations of K&S and/or GHC under such contract are supported by a Banker’s Guarantee and/or Standby Letter of Credit issued pursuant to the Credit Facilities, the Customers) shall assign to the Bank by way of first legal assignment all of its rights under such contract. The Bank shall not be obliged to issue any Banker’s Guarantee and/or Standby Letter of Credit in favour of The Bank of Nova Scotia, unless the Customers shall have provided and/or delivered to the Bank (i) the assignment duly executed by all the parties thereto and (ii) such other documents as may be required by the Bank.

8.	DOCUMENTATION

We enclose a set of documents which should be duly completed, signed and returned to the Bank.

9.	DEFINITIONS

In this Facility Letter and any of the Security Document, the following terms shall have such meaning as given below:

“AGR” means AGR Matthey (ABN 33 824 096 614), being a partnership between WA Mint (ABN 44 590 221 751) (The Perth Mint), Australian Gold Alliance Pty Ltd (ABN 67 095 743 703) and Johnson Matthey (Aust) Ltd (ABN 62 004 146 838), of Horrie Miller Drive, Newburn, Western Australia.

“AGR Contract” means the sale and buyback of fine metal agreements dated on or about the date of this Facility Letter and made between AGR and the Customers.

“Business Days” has the meaning given to it in the General Terms and Conditions.

“Current Maturity of Senior Long Term Debt” means all the items usually broken out on the balance sheet or found in the long-term debt footnote of the balance sheet.

“Debt”, in relation to each Customer, means the sum of its Senior Long Term Debt, Current Maturity of Senior Long Term Debt, Subordinated Debt and Short Term Debt, but excluding Long Term Intra Group Debt.

“Depreciation and Amortisation” includes all non cash charges including depreciation and amortisation.

“EBITDA” means, in respect of any relevant period and in respect of a Customer, the sum of the net income (loss) from continuing operations, Gross Interest Expenses, Income Tax Expenses, Depreciation and Amortisation for such period.

“Finance Documents” means the Facility Letter, any of the Bank’s standard forms, the Foreign Exchange Documents the Security Documents and any other document designated as such by the Customers and the Bank.

“Foreign Exchange Documents” means the Foreign Exchange Agreements and the Foreign Exchange Trading Facility Letter.

“Foreign Exchange Agreements” means the Master Foreign Exchange Agreements and/or 2002 ISDA Master Agreement executed or to be executed between the Bank and each of GHC and K&S respectively pursuant to which the Bank makes available to each of GHC and K&S a foreign exchange facility (“Foreign Exchange Facility”) on the terms thereof, and which agreement shall govern all foreign exchange contracts between the Bank and each of GHC and K&S respectively.

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“Foreign Exchange Trading Facility Letter” means the letter of offer issued or to be issued by the Bank to GHC and K&S in relation to the Foreign Exchange Facility.

“General Terms and Conditions” means the standard form of general terms and conditions of the Bank relating to credit or banking facilities and incorporated by reference under this Facility Letter.

“Gold” means any gold metals in any physical form (including, without limitation, in the form of granule, scrap, bar or wire).

“Gold Contracts” means, in relation to each of GHC, K&S and KSI, all agreements, arrangements and contracts (oral or written) (including without limitation, all invoices, purchase orders, debit notes or other documents or instruments) which are entered into or to be entered into by it pursuant to or in connection with its Gold Wire Business, and all enclosures, amendments and supplements to, and all documents which are expressed to be collateral with, any such agreements, and all its rights and benefits thereof including (without limiting) the foregoing:

(i)	the right to receive any and all moneys due or to become due under or pursuant to the relevant Gold Contracts;

(ii)	all claims in respect of any breach of the relevant Gold Contracts;

(iii)	its right (but not the obligation) to perform and to compel performance of the relevant Gold Contracts; and

(iv)	any of its right to rescind or otherwise terminate the relevant Gold Contracts.

“Gold Receivables” means, in relation to each of GHC, K&S and KSI, all monies of whatsoever kind payable in connection with the relevant Gold Contracts to it, or for its account, including all claims for damages arising out of any breach of any relevant Gold Contract and all monies which may at any time become payable to it, or for its account, pursuant to any policy of insurance, under any letters of credit or under any negotiable and non-negotiable instruments, guarantees, indemnities, legal and equitable charges, reservation of proprietary rights, rights of tracing and/or liens which in any way relates to any relevant Gold Contract and all forms of remittance of such sums and any bank or other account to which such sums may be paid or credited.

“Gold Wire Business” means, in relation to each of GHC, K&S and KSI, its business of manufacturing, processing and selling Gold Wire Products, wherever carried out, including (without limitation) the process of obtaining Gold and other products and materials (whether in completed form, semi-completed form or otherwise) derived or manufactured from Gold or otherwise having a Gold content.

“Gold Wire Products” means the gold bonding wire used in the semiconductor industry (including, without limitation) in the manufacture of integrated circuits.

“Gross Interest Expenses” in relation to any period, means the total interest expensed during such period.

“Income Tax Expenses” means the sum of all current and deferred tax expenses.

“KSP” means Kulicke & Soffa Industries, Inc., a company incorporated in Pennsylvania, United States of America and having its principal office at 1005 Virginia Drive, Fort Washington, Pennsylvania 19034, United States of America.

“Long Term Intra Group Debt” means the sum of all long term debt owed to parent companies, subsidiaries and/or related companies.

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“Senior Long Term Debt” means the sum of all non-current, non-subordinated long-term debt.

“Short Term Debt” means sum of all notes payable and other short-term debt.

“Subordinated Debt” means the sum of all subordinated debt.

“Subsidiary” means any company or corporation the share capital of which is by more than fifty percent held directly and/or indirectly by another person.

“Termination Event” means any of (i) the events of default set out in clause 14 (Default and Termination) and clause 15 (Termination of Facilities Recallable on Demand) of the General Terms and Conditions, (ii) the termination events set out in paragraph 6(b) and paragraph 7(t) of this Facility Letter and (iii) the events of default (howsoever described) set out in any of the Security Documents.

None of the Customers shall have the right to assign and/or transfer any of its rights and/or obligations under this Facility Letter or any other Finance Documents without the prior written consent of the Bank. The Bank may assign and/or transfer to any other person all or any part of, or any of its interest in, its rights, benefits and/or obligations under or in respect of any of the Finance Documents or in connection with any part of the Credit Facilities. The Customers agree that the Bank may sign any such transfer agreement for and on behalf of the Customers. To the extent of such assignment, such assignee or transferee (as the case may be) shall have the same rights and benefits against the Customers as it would have had if it were the Bank hereunder.

Upon acceptance of this Facility Letter, all utilization of the Credit Facilities prior to acceptance shall be governed by and subject to the terms and conditions of this Facility Letter. This offer shall lapse after 20 June 2006 unless extended by the Bank. Upon acceptance, this Facility Letter will constitute an agreement between us. Kindly confirm your acceptance by signing on the duplicate copy of this Facility Letter and returning it to the Bank on or before 20 June 2006. You are required to submit at the same time when this Facility Letter is returned, a certified true copy of each of the Customers’ Board of Directors’ resolution authorising the acceptance, execution and delivery of this Facility Letter by the signatories hereto.

Should you have any query regarding the above terms and conditions, please do not hesitate to contact the undersigned.

Yours sincerely

/s/ Andrew Tan	/s/ Lui Tuck Wing
Andrew Tan	Lui Tuck Wing
Head of Sales	Head of Risks

corporate and

investment banking

To:	Citibank, N.A., Singapore Branch

We hereby confirm our agreement to the terms and conditions in this Facility Letter dated 7 June 2006 and acknowledge receipt of the General Terms and Conditions. We hereby confirm that we have read and understood and agree to be bound by the terms and conditions contained in the General Terms and Conditions, as the same may be amended, modified and/or supplemented from time to time.

Accepted for and on behalf of Kulicke & Soffa Global Holding Corporation

/s/ Maurice E. Carson
Authorized Signatory of the Customer

Accepted for and on behalf of Kulicke & Soffa (S.E.A.) Pte. Ltd.

/s/ Maurice E. Carson
Authorized Signatory of the Customer

Robinson Road P. O. Box 2388 Singapore 904388
corporate and investment banking

Citibank, N.A., Singapore Branch

Commercial Banking Group

3 Temasek Avenue

#17-00 Centennial Tower

Singapore 039190

Tel (65) 6328-5862

Fax (65) 6328-5887

Tel (65) 6328-5862

Fax (65) 6328-5887

7 June 2006

Kulicke & Soffa Global Holding Corporation

Unit Level 13(E), Main Office Tower

Financial Park Labuan, Jalan Merdeka

87000, Federal Territory of Labuan

Malaysia

c/o 6 Serangoon North Avenue 5

#03-16

Singapore 554910

Attention: Mr Darren Crompton

Kulicke & Soffa (S.E.A.) Pte. Ltd.

6 Serangoon North Avenue 5

#03-16

Singapore 554910

Attention: Ms Ho Siew Foong

Dear Ms Ho

FOREIGN EXCHANGE TRADING FACILITY

We are pleased to advise that Citibank, N.A., Singapore Branch (“Bank”) is offering Kulicke & Soffa Global Holding Corporation and Kulicke & Soffa (S.E.A.) Pte. Ltd. (collectively the “Customers” or “you” and individually a “Customer”), an uncommitted foreign exchange trading facility (“Facility”) on the following terms and conditions:

1. You may from time to time request the Bank to enter into foreign exchange spot, forward and option transactions but the Bank shall have the sole discretion as to whether or not to accept any request and as to the rate or price at which it will enter into any transaction.

2. Without prejudice to the above, the aggregate pre-settlement exposure value (as determined by the Bank in its sole discretion) of all transactions entered or to be entered into between you and the Bank must not exceed US$1,000,000 or such other amount as the Bank may from time to time think fit. The Bank shall not be obliged to obtain your consent or to give you prior notice of any such change.

3. Before accepting any request from you, the Bank may impose such terms and conditions as it may deem fit, including without limitation, a condition that you negotiate, execute and deliver an agreement in the form of the Master Foreign Exchange Agreement and/or 2002 ISDA Master Agreement.

Citibank N.A., Singapore Branch

corporate and

investment banking

Note: Any foreign exchange spot, forward and option transactions entered into by the Customer pursuant to the Facility shall be entered into for the purpose of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with its line of business (including financial intermediation services) and not for the purpose of speculation.

This letter supersedes and replaces in its entirety the original letter dated 5 May 2006 from the Bank to the Customers and countersigned and returned to the Bank by the Customers.

Please acknowledge receipt of this letter by signing and returning the attached copy.

Yours sincerely

/s/ Andrew Tan	/s/ Lui Tuck Wing
Andrew Tan	Lui Tuck Wing
Head of Sales	Head of Risks

We acknowledge receipt.

/s/ Maurice E. Carson
Kulicke & Soffa Global Holding Corporation

Date

We acknowledge receipt.

/s/ Maurice E. Carson
Kulicke & Soffa (S.E.A.) Pte. Ltd.

Date

2